UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2012
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
SIGNATURES

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
     Aspen Insurance Holdings Limited (“Aspen”) plans to report gross written premiums of $2,207.8 million and a net loss of $(105.8) million for the year ended December 31, 2011 and total assets of $9.5 billion at December 31, 2011.
     As previously noted, Aspen will release its full fourth quarter 2011 financial results on Monday, February 6, 2012, following the close of the New York Stock Exchange. A conference call to discuss the results will follow at 9:00 am (EST) on Tuesday, February 7, 2012.
     To participate in the February 7 conference call by phone, please call:
     +1 (888) 459 5609 (US toll free) or
     +1 (404) 665 9920 (international)
     Conference ID 41345544
     To listen live online, Aspen will provide a live webcast at www.aspen.co (Investors and Media > Investor Relations > Presentations).
     The earnings press release and a detailed financial supplement will also be published on the web site, along with a brief slide presentation for reference during the call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: February 3, 2012	By:	/s/ Richard Houghton
	Name:	Richard Houghton
	Title:	Chief Financial Officer

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